Investor Relations:
John Lawlor
613-738-3503

Media Contact:
Sean Reid, Cognos
613-738-1440

Cognos® Reports Record Fourth Quarter and Full Year Results

Cognos ReportNet™ Delivers $30 Million in License Revenue in the Quarter

Ottawa, ON & Burlington, MA, March 25, 2004 – Cognos Incorporated (Nasdaq: COGN; TSX: CSN – all figures in U.S. dollars), the world leader in business intelligence (BI) and corporate performance management solutions, today announced record results for the Company’s fourth quarter and full fiscal year 2004, ended February 29, 2004.

Revenue for the quarter was $202.1 million, an increase of 23 percent from the fourth quarter of last year, when revenue was $163.7 million.

Net income for the fourth quarter of fiscal 2004 was $46.1 million, resulting in diluted earnings per share of $0.50. This was 56 percent higher than in the fourth quarter of the prior fiscal year, when net income was $29.6 million and diluted earnings per share were $0.33. Net income was favorably impacted in the quarter by an improvement in the tax rate from 25 percent to 16 percent for fiscal 2004, resulting from the completion of tax audits that reduced overall tax exposure for the corporation. Net income in the quarter was reduced by a one-time, pre-tax cost of $1.75 million related to a patent litigation settlement. Excluding the favorable change in tax rate and the one-time cost, pro forma diluted earnings per share in the quarter were $0.39.

Revenue for the full fiscal year 2004 was $683.1 million, an increase of 24 percent compared with revenue of $551.0 million for the previous year. Net income for fiscal 2004 was $100.9 million, and diluted earnings per share were $1.10. This compares with the prior year’s net income of $73.1 million, or $0.81 per share. Excluding the favorable change in tax rate and the one-time cost, pro forma diluted earnings per share in fiscal 2004 were $0.99.

Cognos ReportNet™ continued its strong momentum, driving revenue growth in the quarter. BI revenue reached $195.1 million, an increase of 26 percent from $155.3 million in the fourth quarter of last year. Total license revenue increased 18 percent to $93.5 million, compared to $79.6 million in the same period last year.

Highlights of the Quarter

o	$30 million of license revenue for Cognos ReportNet in the fourth quarter alone

o	Over 1,000 ReportNet transactions in the quarter from leading organizations such as AT&T, Fiducia, Georgia Pacific Corporation, Lockheed Martin, Raytheon, Ricoh, Sun Chemical, Telus Communications, Trillium Health Centre, and the U.S. Army

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o	Introduction of Cognos ReportNet 1.1 delivers tight integration with PowerPlay® and drives continued strong momentum and positive customer response for this clear leader in industrial-strength enterprise reporting

o	Breakout quarter for Cognos Enterprise Planning (EP), doubling license revenue from Q3 level and driving 24 percent overall EP revenue growth for the full year

o	Introduction of Cognos Enterprise Planning 7.2 provides high level of integration with the full Cognos product family and extends the richness of the Cognos corporate performance management solution

o	13 contracts greater than $1 million, an all-time high for the Company; 37 contracts greater than $1 million for the full fiscal year 2004

The Company’s balance sheet remains strong. Cash flow from operations was $80.5 million. As a result, the Company exited the quarter with $388.2 million in cash, cash equivalents, and short-term investments.

“We are extremely pleased with the results for the fourth quarter and the full year,” said Cognos Chief Executive Officer Ron Zambonini. “It was rock solid by every objective measure. Cognos employees are executing flawlessly, driving our competitive success. ReportNet is on fire. Our product portfolio – powered by unmatched innovation – is the strongest in the industry, and getting stronger.

“The outlook and opportunities for Cognos are excellent. Through fiscal 2004 we extended our leadership position in business intelligence and corporate performance management. We enter fiscal 2005 with superior momentum. Company fundamentals and our competitive position have never been better.

“I am proud of the hard work and dedication of the Cognos team and their accomplishments last year, and throughout my tenure with the Company, and I thank them sincerely for their unswerving commitment to the success of Cognos.”

Business Outlook

Management offers the following outlook for the first quarter of fiscal 2005, ending May 31, 2004:

o	Revenue is expected to be in the range of $169 million to $171 million;

o	Diluted earnings per share are expected to be in the range of $0.19 to $0.20.

For the full fiscal year 2005 management expects revenue to be around $770 million and diluted earnings per share to be around $1.18, assuming a tax rate of 21 percent in fiscal year 2005.

Cognos management will host a Webcast and conference call to present results for the fourth quarter of fiscal year 2004 at 5:15 p.m. Eastern Time, today, March 25, 2004. The conference call may be accessed at 416-640-1907. The Webcast and archive may be accessed at http://www.cognos.com/company/investor/events/fy04q4/index.html. A replay of the conference call may be accessed at 416-640-1917 until April 2, 2004. The passcode for the replay is 21039256#.

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Forward-Looking Statements

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

This press release contains forward-looking statements relating to, among other things, the Company’s expectations concerning future revenues and earnings, product demand and growth opportunities; business outlook and business momentum; purchasing environment; new product introductions and customer reaction and acceptance of the Cognos ReportNet product; market positioning, business model and technology strategies and execution.

These forward-looking statements are neither promises nor guarantees, but involve risks and uncertainties that may cause actual results to differ materially from those in the forward-looking statements. Factors that may cause such differences include, but are not limited to: the Company’s ability to maintain revenue growth or to anticipate a decline in revenue from any of its products or services; the Company’s ability to develop and introduce new products and enhancements that respond to customer requirements and rapid technological change; new product introductions and enhancements by competitors; the Company’s ability to compete in an intensely competitive market; the Company’s ability to select and implement appropriate business models and strategies; fluctuations in its quarterly and annual operating results based on historical patterns; currency fluctuations; tax rate fluctuations; the impact of global economic conditions on the Company’s business; unauthorized use of the Company’s intellectual property; claims by third parties that the Company’s software infringes their intellectual property; the risks inherent in international operations, such as currency exchange rate fluctuations; the Company’s ability to identify, hire, train, motivate, and retain highly qualified management and other key personnel; and the Company’s ability to identify, pursue, and complete acquisitions with desired business results; as well as the risk factors discussed in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the United States Securities and Exchange Commission, as well as other periodic reports filed with the SEC. Readers should not place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statement to reflect any change in its expectations or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

Cognos may provide pro forma or non-GAAP measures as defined by SEC Regulation G to provide greater comparability regarding Cognos’ ongoing operating performance. If discussed, these measures should not be considered an alternative to measurements required by accounting principles generally accepted in the United States (“U.S. GAAP”). These pro forma measures are unlikely to be comparable to pro forma information provided by other issuers. In accordance with SEC Regulation G, if such pro forma or non-GAAP measures are provided, a reconciliation of the Cognos U.S. GAAP information to the pro forma information will be provided in the table attached. We will also make available on the investor relations page of our web site at www.cognos.com this press release, a replay of the Webcast, slides used in the Webcast, non-GAAP financial measures that may be discussed on the Webcast, as well as the most directly comparable GAAP financial measures and a reconciliation of the difference between the GAAP and non-GAAP financial measures.

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About Cognos:

Cognos, the world leader in business intelligence and corporate performance management solutions, delivers software that helps companies drive, monitor and understand corporate performance.

Cognos delivers the next level of competitive advantage – Corporate Performance Management (CPM) – achieved through the strategic application of BI on an enterprise scale. Our integrated CPM solution helps customers drive performance through planning; monitor performance through scorecarding; and understand performance through business intelligence.

Cognos serves more than 22,000 customers in over 135 countries. Cognos enterprise business intelligence solutions and services are also available from more than 3,000 worldwide partners and resellers. For more information, visit the Cognos Web site at <http://www.cognos.com>.

Cognos, the Cognos logo, PowerPlay, and ReportNet are trademarks or registered trademarks of Cognos Incorporated in the United States and/or other countries. All other names are trademarks or registered trademarks of their respective companies.

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RECONCILIATION OF PRO FORMA INFORMATION:

(US$000s except per share amounts)	Three Months Ended the Last Day of February		Years Ended the Last Day of February
	2004	2003	2004	2003

Net Income:
Net income as reported	$46,100	$29,565	$100,897	$73,144
Special charges (included in operating expenses)	1,750	—	1,750	—
Tax effect on special charges (25%)	(438)	—	(438)	—
Change in tax rate (25% vs 16%)	(10,935)	—	(10,935)	—

Pro forma net income	$36,477	$29,565	$ 91,274	$73,144

Diluted net income per share:
Net income as reported	$0.50	$0.33	$1.10	$0.81
Special charges (included in operating expenses)	0.02	—	0.02	—
Tax effect on special charges (25%)	(0.01)	—	(0.01)	—
Change in tax rate (25% vs 16%)	(0.12)	—	(0.12)	—

Pro forma net income	$0.39	$0.33	$0.99	$0.81

Weighted average number of shares (000s):
Diluted	92,511	90,665	91,959	90,531

SUPPLEMENTARY INFORMATION (unaudited):

	FY2003	FY2004

	Q4	Q1	Q2	Q3	Q4

Revenue Statistics ($000s)
BI	155,265	143,684	150,143	164,682	195,134
Application development tools	8,463	6,879	8,038	7,545	7,012

BI License	77,281	56,683	59,862	70,564	91,877

Year-Over-Year Revenue Growth Statistics
BI	16%	29%	25%	26%	26%
Application development tools	(8%)	(19%)	(6%)	(3%)	(17%)

BI License	6%	18%	13%	17%	19%

Geographic Distribution

Total Revenue ($000s)
North America	95,362	90,117	96,168	96,079	114,564
Europe	56,634	47,043	47,459	58,838	74,701
Asia/Pacific	11,732	13,403	14,554	17,310	12,881

% of Total
North America	58%	60%	61%	56%	57%
Europe	35%	31%	30%	34%	37%
Asia/Pacific	7%	9%	9%	10%	6%

Year-Over-Year Revenue Growth - Total
North America	9%	14%	19%	14%	20%
Europe	25%	40%	21%	34%	32%
Asia/Pacific	18%	79%	60%	67%	10%

Pro Forma Year-Over-Year Revenue Growth - In Local Currency
North America	8%	13%	18%	12%	17%
Europe	4%	16%	9%	16%	14%
Asia/Pacific	4%	61%	46%	42%	(8%)

Pro Forma Year-Over-Year Revenue Growth - Due to Foreign Currency
North America	1%	1%	1%	2%	3%
Europe	21%	24%	12%	18%	18%
Asia/Pacific	14%	18%	14%	25%	18%

New vs Existing BI License Revenue - % of Total
New	31%	31%	33%	34%	32%
Existing	69%	69%	67%	66%	68%

Channel — BI License Revenue - % of Total
Direct	71%	71%	68%	70%	80%
Third Party	29%	29%	32%	30%	20%

Other Statistics
Cash, cash equivalents, and short-term investments ($000s)	242,258	263,896	284,442	320,895	388,241
Days sales outstanding	76	63	62	62	68
Total employees	2,989	3,016	3,011	3,001	2,966

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COGNOS INCORPORATED
CONSOLIDATED STATEMENTS OF INCOME

(US$000s except share amounts, U.S. GAAP)

	Three Months Ended the Last Day of February		Years Ended the Last Day of February
	2004	2003	2004	2003

	(Unaudited)
Revenue
Product license	$ 93,542	$ 79,600	$286,128	$246,697
Product support	75,286	59,364	274,251	211,633
Services	33,318	24,764	122,738	92,706

Total revenue	202,146	163,728	683,117	551,036

Cost of revenue
Cost of product license	932	757	4,270	2,927
Cost of product support	7,283	5,785	28,076	20,467
Cost of services	25,125	20,105	90,411	70,324

Total cost of revenue	33,340	26,647	122,757	93,718

Gross margin	168,806	137,081	560,360	457,318

Operating expenses
Selling, general, and administrative	95,103	75,486	342,795	276,377
Research and development	23,923	21,112	91,196	78,103
Amortization of intangible assets	1,848	1,498	8,060	4,065
Special charges	1,750	—	1,750	—

Total operating expenses	122,624	98,096	443,801	358,545

Operating income	46,182	38,985	116,559	98,773
Interest expense	(489)	(230)	(1,366)	(672)
Interest income	1,194	1,456	4,756	6,197

Income before taxes	46,887	40,211	119,949	104,298
Income tax provision	787	10,646	19,052	31,154

Net income	$ 46,100	$ 29,565	$100,897	$ 73,144

Net income per share
Basic	$0.51	$0.34	$1.13	$0.83

Diluted	$0.50	$0.33	$1.10	$0.81

Weighted average number of shares (000s)
Basic	89,946	87,997	89,325	87,936

Diluted	92,511	90,665	91,959	90,531

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COGNOS INCORPORATED
CONSOLIDATED BALANCE SHEETS

(US$000s, U.S. GAAP)

	February 29, 2004	February 28, 2003

Assets
Current assets
Cash and cash equivalents	$224,830	$162,588
Short-term investments	163,411	79,670
Accounts receivable	152,859	139,116
Prepaid expenses and other current assets	16,668	8,884
Deferred tax assets	2,445	5,427

	560,213	395,685
Fixed assets	71,292	62,442
Intangible assets	23,643	30,433
Goodwill	172,323	169,991

	$827,471	$658,551

Liabilities
Current liabilities
Accounts payable	$ 30,698	$ 33,310
Accrued charges	25,483	34,192
Salaries, commissions, and related items	59,903	48,916
Income taxes payable	5,875	4,395
Deferred revenue	178,752	146,008

	300,711	266,821
Long-term liabilities	—	1,647
Deferred income taxes	18,098	13,561

	318,809	282,029

Stockholders’ Equity
Capital stock
Common shares and additional paid-in capital (2004 - 89,902,895; 2003 - 88,124,914)	206,499	173,363
Treasury shares (2004 - 43,500; 2003 - 22,500)	(1,065)	(501)
Deferred stock-based compensation	(730)	(1,243)
Retained earnings	305,399	213,527
Accumulated other comprehensive loss	(1,441)	(8,624)

	508,662	376,522

	$827,471	$658,551

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COGNOS INCORPORATED
CONSOLIDATED STATEMENTS OF CASH FLOWS

(US$000s, U.S. GAAP)

	Three Months Ended the Last Day of February		Years Ended the Last Day of February

	2004	2003	2004	2003

Cash provided by operating activities	(Unaudited)
Net income	$ 46,100	$ 29,565	$100,897	$ 73,144
Non-cash items
Depreciation and amortization	8,405	6,623	30,123	21,870
Amortization of deferred stock-based compensation	140	151	745	669
Amortization of other deferred compensation	7	62	175	477
Deferred income taxes	498	384	5,778	4,043
Loss on disposal of fixed assets	55	65	594	174

	55,205	36,850	138,312	100,377
Change in non-cash working capital
Increase in accounts receivable	(32,164)	(15,683)	(5,983)	(41)
Decrease (increase) in prepaid expenses and other current assets	(4,807)	(574)	(6,340)	281
Increase (decrease) in accounts payable	4,896	5,256	(5,045)	798
Increase (decrease) in accrued charges	70	(6,616)	(11,612)	(16,371)
Increase in salaries, commissions, and related items	14,379	1,299	7,238	2,234
Increase (decrease) in income taxes payable	(3,900)	1,786	1,226	(1,259)
Increase in deferred revenue	46,798	33,409	24,133	18,506

	80,477	55,727	141,929	104,525

Cash used in investing activities
Maturity of short-term investments	25,121	109,182	230,594	299,414
Purchase of short-term investments	(34,097)	(25,079)	(311,542)	(253,868)
Additions to fixed assets	(7,931)	(5,009)	(25,213)	(15,921)
Additions to intangible assets	(203)	(117)	(1,270)	(533)
Acquisition costs, net of cash and cash equivalents	(1,266)	(152,199)	(1,750)	(152,199)

	(18,376)	(73,222)	(109,181)	(123,107)

Cash provided by (used in) financing activities
Issue of common shares	6,261	3,528	33,266	13,350
Purchase of treasury shares	—	(501)	(564)	(501)
Repurchase of shares	(9,698)	—	(9,698)	(19,992)
Decrease in long-term debt and long-term liabilities	—	(3,767)	(1,697)	(9,231)

	(3,437)	(740)	21,307	(16,374)

Effect of exchange rate changes on cash	(61)	4,281	8,187	4,644

Net increase (decrease) in cash and cash equivalents	58,603	(13,954)	62,242	(30,312)

Cash and cash equivalents, beginning of period	166,227	176,542	162,588	192,900

Cash and cash equivalents, end of period	224,830	162,588	224,830	162,588

Short-term investments, end of period	163,411	79,670	163,411	79,670

Cash, cash equivalents, and short-term investments, end of period	$388,241	$242,258	$388,241	$242,258

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